Exhibit 5.1

August 25, 2017

Trinity Capital Corporation
1200 Trinity Drive
Los Alamos, New Mexico 87544

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special New Mexico counsel to Trinity Capital Corporation, a New Mexico corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Commission File No. 333-218952), as may be supplemented and amended from time to time (the “Registration Statement”), as initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 23, 2017 pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company to its shareholders of (i) an aggregate of 2,105,263 nontransferable common stock subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase shares of voting common stock, no par value per share (the “Common Stock”), pursuant to a rights offering (the “Rights Offering”) to shareholders of record on the record date for the Rights Offering, (ii) an aggregate of 1,578,948 shares (subject to increase up to 2,105,263 shares to the extent the shares for the directed share program are not fully subscribed) of Common Stock that may be issuable upon the exercise of the Subscription Rights at a purchase price of $4.75 per share, (iii) an aggregate of 526,315 shares of Common Stock that may be issuable through the directed share program described in the Registration Statement at a purchase price of $4.75 per share, and (iv) the shares of Common Stock that may be issued and sold pursuant to a supplemental community offering of shares of Common Stock that are not purchased pursuant to the Rights Offering or the directed share program at a purchase price of $4.75 per share.  The Subscription Rights and the shares of Common Stock are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K and may not be used or relied upon for any other purpose.

In rendering this opinion, we have relied upon, among other things, our examination of (1) the Registration Statement and all exhibits thereto; and (2) such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons and (iv) the genuineness of signatures not witnessed by us.

We do not purport to express an opinion on any laws other than the laws of the State of New Mexico.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1.          The Subscription Rights have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued and will be legal, binding obligations of the Company, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity.

2.          The shares of Common Stock issuable upon the exercise of the Subscription Rights are duly authorized and, when issued and delivered by the Company against payment therefor upon due exercise of Subscription Rights in the Rights Offering, as contemplated in the Registration Statement, and issued in book-entry form, will be validly issued, fully paid, and nonassessable.

3.          The shares of Common Stock proposed to be sold in the directed share program have been duly authorized and, when issued by the Company as contemplated in the Registration Statement and pursuant to the terms of the subscription agreement and issued in book-entry form, will be validly issued, fully paid and nonassessable.

4.          The shares of Common Stock proposed to be sold in the supplemental community offering have been duly authorized and, when issued and sold by the Company as contemplated in the Registration Statement and issued in book-entry form, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

Sommer, Udall, Hardwick & Jones, P.A.

By:	/s/ Kurt A. Sommer
Kurt A. Sommer